Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

LQR House Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type (1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (6)

Fees to Be Paid	Common Stock, par value $0.0001 per share, to be sold by the Registrant (3)	Equity	457(a)	1,150,000	$6.00	$6,900,000	0.00011020	$760.38
Fees to Be Paid	Common Stock, par value $0.0001 per share, to be sold by the Selling Stockholders (4)	Equity	457(a)	5,381,668	$6.00	$32,290,008	0.00011020	$3,558.36
	Representative’s Warrant (5)	Equity	457(g)	-	-	-	-	-
Fees to Be Paid	Common Stock underlying Representative’s Warrant (6)	Equity	457(g)	57,500	$6.00	$345,000	0.00011020	$38.02

	Total Offering Amounts					$39,535,008		$4,356.76
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due (7)							$4,356.76

(1)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant (“Common Stock”) as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Includes 150,000 shares of Common Stock that the underwriters have the option to purchase pursuant to their over-allotment option, if any.

(4)

The registration statement also covers the resale by selling stockholders of the registrant of up to 5,381,668 shares of Common Stock previously issued to the selling stockholders as named in the registration statement. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)

The Representative’s Warrant is exercisable into a number of shares of Common Stock equal to 5% of the number of shares of Common Stock sold in this offering, all at an exercise price equal to the public offering price per share of Common Stock sold in this offering.

(7)	Registration fee will be paid when this Registration Statement is publicly filed with the SEC under Section 6(b) of Securities Act.